Exhibit Version
STOCKHOLDER SUPPORT AGREEMENT
This Stockholder Support Agreement dated as of May 9, 2023 (as it may be amended from time to time, this “Agreement”) is among Amprius, Inc., a Delaware corporation (“Holdco”), Amprius Technologies, Inc., a Delaware corporation (“Pubco”) and certain of the stockholders of Holdco whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Agreement and Plan of Merger and Reorganization, which the parties thereto expect to execute as soon as practicable following the date of this Agreement (the “Merger Agreement”), among Pubco, Holdco and the other parties thereto.
WHEREAS, Pubco, Merger Subs and Holdco are entering into, concurrently herewith, the Merger Agreement, which provides, among other things, that, upon the terms and subject to the conditions thereof, Pubco and Holdco will enter into a transaction pursuant to which Merger Sub I will merge with and into Holdco (the “First Merger”), with Holdco surviving the First Merger as a wholly-owned subsidiary of Pubco, and promptly following the First Merger, and as part of the same overall transaction, Holdco (i.e., the surviving entity of the First Merger) will merge with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Mergers”);
WHEREAS, as of the date of this Agreement, each Stockholder owns of record the number, class and series of shares of Holdco Common Stock and/or Holdco Preferred Stock, as applicable, set forth opposite such Stockholder’s name on Exhibit A (all such shares of Holdco Common Stock and/or Holdco Preferred Stock, as applicable, and any shares of Holdco Common Stock and/or Holdco Preferred Stock, as applicable, of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”); and
WHEREAS, as a condition and inducement to Pubco’s willingness to enter into the Merger Agreement, Pubco has required that the Stockholders enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:
1.Agreement to Vote. Unless the Expiration Time (as defined below) has occurred, each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees, (a) to vote, at any meeting of the stockholders of Holdco called for the purpose of approving the Mergers, and in any action by written consent of the stockholders of Holdco requested by Holdco for the purpose of approving the Mergers (including without limitation by executing those written consents substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2 which shall be executed and delivered by such Stockholder promptly, and in any event within twenty four (24) hours, after the Registration Statement being declared effective and the prospectus thereunder being promulgated under the Securities Act by the SEC), all Shares held by such Stockholder at such time in favor of the approval and adoption of the Merger Agreement, the Mergers, the Pre-Closing Conversion and the other Transactions, and (b) to vote all Shares held by such Stockholder at such time against, and withhold consent with respect to, approval of any proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to, in competition with or inconsistent with, the Merger Agreement, the Mergers or the other Transactions. Each Stockholder shall cause all of its Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of Holdco’s stockholders at which the matters described in this Section 1 are to be considered (including every adjournment or postponement thereof). Each Stockholder acknowledges receipt and review of a copy of the Merger Agreement. In order to secure the obligations set forth herein, each Stockholder hereby irrevocably appoints Holdco, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, in the event that such Stockholder does not comply with its obligations in this Section 1, to vote or execute written consents with respect to such Stockholder’s Shares in accordance this Section 1 and with respect to any proposed postponements or adjournments of any meeting of the stockholders of Holdco at which any of the matters described this Section 1 are to be considered. Each Stockholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and such Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to any of its Shares.
2.Termination of Stockholder Agreements, Related Agreements. Unless the Expiration Time has occurred before the First Effective Time, each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to and effective immediately prior to the First Effective Time, provided that all Terminating Rights (as defined below) between Holdco and any other holder of Holdco capital stock shall also terminate at such time, if applicable to such Stockholder, any rights under any agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of Holdco (the “Terminating Rights”) between such Stockholder and Holdco; provided, that, for the avoidance of doubt, any agreements or other rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and Holdco or any subsidiary are expressly excluded from the foregoing termination and shall continue in full force and effect in accordance with their terms.
3.Transfer of Shares. Each Stockholder severally and not jointly, agrees that, from the date of this Agreement until the Expiration Time, it shall not, directly or indirectly, without the prior written consent of Pubco, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Merger Agreement or to another stockholder of Holdco that is or becomes a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, however, that the foregoing shall not prohibit the transfer of any Shares (i) to an affiliate of Stockholder, (ii) if Stockholder is a natural person, to a member of Stockholder’s immediate family, (iii) to any charitable organization described in Section 170(c) of the Code, (iv) to any trust, the beneficiaries of which include only the persons named in the preceding clauses (ii) or (iii), (v) to any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the persons described in clauses (i) through (iv) above or (vi) by will or under the laws of intestacy upon the death of Stockholder; provided, however, that in each of cases (i) through (v), as a condition to the effectiveness of the transfer, the transferee shall execute a counterpart to this Agreement or a joinder agreeing to become a party to this Agreement, in each case, in form and substance reasonably acceptable to Holdco. Any transfer in violation of this Section 3 shall be void ab initio.
4.Consent to Entry into Merger Agreement; Waivers and Restrictions.
(a)Each Stockholder hereby consents to Holdco entering into the Merger Agreement, to the extent such consent is required to satisfy any requirements contained in Article V (specifically, Section 3(d) and Section 7) of the Holdco Certificate of Incorporation. For the avoidance of doubt, such consent shall not be deemed a consent or approval of the Mergers or the other approvals, or any consent or agreement to receive Pubco Shares or other securities pursuant to the Mergers or otherwise, which consent shall only be given pursuant to the terms of, subject to the conditions set forth in and at the time described in this Agreement and the Merger Agreement.
(b)Each Stockholder hereby irrevocably waives, to the fullest extent of the law, and agrees not to assert, any appraisal rights under Section 262 of the DGCL, a copy of which is available at https://delcode.delaware.gov/title8/c001/sc09/index.html#262, in respect of all of such Stockholder’s Shares with respect to the Mergers, and hereby irrevocably waives and agrees not to assert any claim relating to the Transactions against any officer, director, stockholder or affiliate of Holdco.
(c)The parties agree that during the three-year period following the First Effective Time, Pubco shall not engage in any transaction with any person who, as of immediately following the First Effective Time, beneficially owns 15% or more of the Pubco Shares, without the prior approval of a majority of the independent, disinterested members of the Board of Directors of Pubco.

5.Representations and Warranties of the Stockholders. Each Stockholder severally and not jointly, represents and warrants to Pubco as follows:
(a)The execution and delivery by such Stockholder of this Agreement does not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is not a natural person, conflict with or violate the governing documents of such Stockholder, (ii) conflict with or violate any Law applicable to such Stockholder or by which any of its Shares are bound, (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) on any property or asset of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Shares are bound or (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except, with respect to clauses (ii), (iii) and (iv), for any such conflicts, violations, breaches, defaults, consents, approvals, authorizations, permits or filings or other occurrences that, individually or in the aggregate, are not reasonably expected to prevent, materially delay or materially impede the performance by such Stockholder of its obligations under this Agreement.
(b)As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit A, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.
(c)Such Stockholder has all necessary power and authority (or, in the case of any Stockholder that is a natural person, capacity) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate, limited liability company, limited partnership, or other entity action, and no other corporate, limited liability company, limited partnership, or other entity actions on the part of such Stockholder is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to the Remedies Exceptions.
6.Representations and Warranties of Pubco. Pubco hereby represents and warrants to each of the Stockholders as follows:
(a)The execution and delivery by Pubco of this Agreement does not, and the performance of this Agreement by Pubco will not, subject to receiving the Pubco Requisite Stockholder Approval and approval by Pubco as the sole stockholder of Merger Sub I and as the sole member of Merger Sub II, (i) conflict with or violate the Pubco Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations and other actions described in the Merger Agreement have been obtained and all filings and obligations described in the Merger Agreement have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to each of Pubco, Merger Sub I or Merger Sub II or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of Pubco, Merger Sub I or Merger Sub II pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of Pubco, Merger Sub I or Merger Sub II is a party or by which each of Pubco, Merger Sub I or Merger Sub II or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Pubco Material Adverse Effect.

(b)Pubco has all the necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Pubco Requisite Stockholder Approval and approval by Pubco as the sole stockholder of Merger Sub I and as the sole member of Merger Sub II, to consummate the transactions contemplated hereby. The execution and delivery by Pubco of this Agreement, the performance by Pubco of its obligations hereunder and the consummation of Pubco of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate actions on the part of Pubco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than (i) with respect to the Mergers, the Pubco Requisite Stockholder Approval and the approval by Pubco as the sole stockholder of Merger Sub Common Stock and as the sole member of Merger Sub II, and the filing and recordation of appropriate merger documents as required by the DGCL and/or the DLLCA, and (ii) with respect to the issuance of Pubco Shares and Pubco Non-Voting Shares, and the Pubco Requisite Stockholder Approval and the filing and effectiveness of the Pubco Effective Time Certificate). This Agreement has been duly and validly executed and delivered by Pubco, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Pubco, enforceable against Pubco, in accordance with its terms subject to the Remedies Exceptions.
(c)Pubco has, jointly with Holdco, delivered to each of the Stockholders a true, correct and complete copy of the execution version of each of the Merger Agreement, the Registration Rights Agreement and the Registration Rights Agreement Joinder, in each case, including all schedules, exhibits and annexes thereto.
7.Termination. Other than this Section 7, Section 9, Section 4(b) and Section 4(c), which shall survive any termination of this Agreement, this Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the First Effective Time; (b) the termination of the Merger Agreement in accordance with its terms, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement (the time of termination pursuant to this Section 7, whether pursuant to subsection (a), (b), or (c), herein referred to as the “Expiration Time”). Upon termination of this Agreement, the parties shall not have any further obligations or liabilities under this Agreement; provided, however, that nothing in this Section 7 shall relieve any party of liability for any breach of this Agreement occurring prior to termination or for any breach of Section 4(b) or Section 4(c).
8.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Pubco any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the relevant Stockholder, and Pubco shall not have the authority to direct any Stockholder in the voting or disposition of any Shares, except as otherwise expressly provided herein.
9.Miscellaneous.
(a)Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 9(a)):

If to Pubco, to it at:

Amprius Technologies, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Sandra Wallach
Email: sandra.wallach@amprius.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Michael J. Danaher
Email: mdanaher@wsgr.com

If to Holdco, to it at:

Amprius, Inc.
1180 Page Ave
Fremont, CA 94538
Attention: Dr. Kang Sun
Email: kang@amprius.com

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP
Two Embarcadero Center, Suite 1100
San Francisco, CA 94111
Attention: Derek Liu
Email: derek.liu@bakermckenzie.com
If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.
(b)Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(c)Entire Agreement; Assignment. This Agreement, the Merger Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b) of the Merger Agreement, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto.
(d)Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and their permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
(e)Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 10.06 and 10.07 of the Merger Agreement shall apply to this Agreement mutatis mutandis.
(f)Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
(g)Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
(h)Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
(i)Expenses. Except as set forth in the Merger Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Mergers or any other Transaction is consummated.
(j)Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the First Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. For all purposes hereunder, Pubco, shall act, including with respect to the granting or approval of any amendment, termination, consent, permission or waiver, or the making of any determination, only as directed by the Pubco Special Committee or its designees, or if the Pubco Special Committee is not then in existence, as directed by a majority of the independent, disinterested members of the Board of Directors of Pubco.
(k)Waiver. Any party to this Agreement may, at any time prior to the First Effective Time, (i) extend the time for the performance of any obligation or other act of the other parties hereto, (ii) waive any inaccuracy in the representations and warranties of another party hereto contained herein or in any document delivered by another party pursuant hereto and (iii) waive compliance with any agreement of another party hereto or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
(l)Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a Law shall include any rules and regulations promulgated thereunder, and shall mean such Law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.
(m)No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the First Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 9(m).

(n)Further Assurances. At the request of Pubco, in the case of any Stockholder, or at the request of any Stockholder, in the case of Pubco, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         AMPRIUS TECHNOLOGIES, INC.

                        By
                              Name:
                              Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMPRIUS, INC.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SAIF PARTNERS IV L.P.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRIDENT CAPITAL FUND-VI, L.P.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRIDENT CAPITAL FUND-VI PRINCIPALS FUND, L.L.C.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VANTAGEPOINT CLEANTECH PARTNERS II, L.P. By: VantagePoint CleanTech Associates II, L.P., its General Partner By: VantagePoint CleanTech Management, Ltd., its General Partner

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VANTAGEPOINT VENTURE PARTNERS 2006(Q), L.P. By: VantagePoint Venture Associates 2006, L.L.C., its General Partner

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WUXI INDUSTRIAL DEVELOPMENT GROUP CO.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WUXI CHINERGY VENTURE INVESTMENT ENTERPRISE (LIMITED PARTNERSHIP)

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IPV CAPITAL II HK LIMITED

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

IPV CAPITAL I HK LIMITED

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MIGHTY CELL HOLDINGS LIMITED

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KPCB HOLDINGS, INC.

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YI CUI AND MENG SUI FAMILY TRUST, CREATED ON JULY 25, 2016

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YI CUI AND MENG SUI, TRUSTEES OF THE MENG SUI 2022 GRANTOR RETAINED ANNUITY TRUST

By:
Name:

Title:

Address:

Email:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

YI CUI AND MENG SUI, TRUSTEES OF THE YI CUI 2022 GRANTOR RETAINED ANNUITY TRUST

By:
Name:

Title:

Address:

Email:

Exhibit A

[Attached.]

Exhibit B-1
(Form of Written Consent of Holdco Stockholders – Deal Approval)
[Attached.]

Exhibit B-2
(Form of Written Consent of Holdco Stockholders – Conversion Treatment Approval)
[Attached.]